Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167229) and Form S-8 (Nos. 333-167228 and 333-167226) of First American Financial Corporation of our report dated February 27, 2012 relating to the financial statements, financial statement schedules and effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

February 27, 2012